                                                                EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Form S-2 Registration Statement (File No. 333-77337) and the related Prospectus of Illinois Superconductor Corporation for the registration of 18,382,683 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1999 (except Note 3, as to which the date is March 31, 1999), with respect to the financial statements and schedule of Illinois Superconductor Corporation included in its Annual Report (Form 10-K, as amended on Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.





                                                   /s/ Ernst & Young LLP
                                                ---------------------------



Chicago, Illinois
July 9, 1999